EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pumatech, Inc. of our report dated May 23, 2003 relating to the financial statements of Starfish Software, Inc., which appears in the Pumatech, Inc. Form 8-K/A dated June 10, 2003.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

December 29, 2003